Exhibit 99.3

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted Net Income is a Non-GAAP financial measure which excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

	Quarter Ended 3/31/2013
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	56.7	0.78
Non-cash mark-to-market losses (net of $15.0 tax)	26.0	0.36

Adjusted Net Income (Non-GAAP)	82.7	1.14

	Quarter Ended 3/31/2012
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	57.4	0.79
Non-cash mark-to-market losses (net of $15.4 tax)	25.3	0.35
Non-cash write-down of natural gas properties (net of $8.1 tax)	13.4	0.19

Adjusted Net Income (Non-GAAP)	96.1	1.33

Note: Amounts may not sum due to rounding

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted Net Income is a Non-GAAP financial measure which excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

Energen Resources Net Income ($ in millions)	Quarter Ended 3/31/2013
Net Income (GAAP)	8.8
Non-cash mark-to-market losses (net of $15.0 tax)	26.0

Adjusted Net Income (Non-GAAP)	34.8

Energen Resources Net Income ($ in millions)	Quarter Ended 3/31/2013
Net Income (GAAP)	9.5
Non-cash mark-to-market losses (net of $15.4 tax)	25.3
Non-cash write-down of natural gas properties (net of $8.1 tax)	13.4

Adjusted Net Income (Non-GAAP)	48.2

Note: Amounts may not sum due to rounding

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a Non-GAAP financial measure. Energen believes this measure allows analysts and investors to understand the financial performance of the company by computing earnings from core business operations, without including the effects of capital structure, tax rates and depreciation. Further, this measure is useful in comparing profitability between the company and other oil and gas producing companies. Adjusted EBITDA excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties.

Reconciliation To GAAP Information	Quarter Ended 3/31
($ in millions)	2012	2013
Consolidated Net Income (GAAP)	57.4	56.7
Interest expense	15.4	16.8
Income tax expense	33.3	33.6
Depreciation, depletion and amortization	94.5	115.3

EBITDA (Non-GAAP)	200.6	222.3

Adjustment for asset impairment	21.5	—
Adjustment for mark-to-market losses	40.7	41.0

Consolidated Adjusted EBITDA (Non-GAAP)	262.8	263.4

Reconciliation To GAAP Information	Quarter Ended 3/31
($ in millions)	2012	2013
Energen Resources Net Income (GAAP)	9.5	8.8
Interest expense	11.5	12.8
Income tax expense	6.0	5.5
Depreciation, depletion and amortization	84.1	104.6

Energen Resources EBITDA (Non-GAAP)	111.1	131.7

Adjustment for asset impairment	21.5	—
Adjustment for mark-to-market (gains) / losses	40.7	41.0

Energen Resources Adjusted EBITDA (Non-GAAP)	173.3	172.8

Note: Amounts may not sum due to rounding

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. After-tax Cash Flows is a Non-GAAP financial measure. Energen believes after-tax cash flows are relevant because they are a measure of cash available to fund the Company’s capital expenditures, dividends, debt reduction, and other investments.

Reconciliation To GAAP Information	Years Ended 12/31
($ in millions)	2011 Actual	2012 Actual	2013 Estimate (e)
Consolidated Net Income (Before asset impairment)	260	268	242	271
Asset impairment	—	(14)	—	—

Consolidated Net Income (GAAP)	260	254	242	271

Depreciation, depletion and amortization (Including asset impairment)	284	441	534	534
Deferred income taxes, net	129	124	129	129
Exploratory expense	11	17	—	—
Other	53	(34)	25	25

After-tax Cash Flows (Non-GAAP)	737	802	930	959
Changes in assets and liabilities and other adjustments	25	(66)	11	11

Net Cash Provided by Operating Activities (GAAP)	762	736	941	970

Reconciliation To GAAP Information	Years Ended 12/31
($ in millions)	2011 Actual	2012 Actual	2013 Estimate (e)
Net Cash Provided by Operating Activities (GAAP)	762	736	941	970
Changes in assets and liabilities and other adjustments	(25)	66	(11)	(11)

After-tax Cash Flow (Non-GAAP)	737	802	930	959
Less: AGC cash flows from operations and other	(115)	(103)	(104)	(104)

Adj. After-tax Cash Flows Excluding Alagasco (Non-GAAP)	622	699	826	855

(e) This estimate is a “forward-looking statement” as defined by the Securities and Exchange Commission. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company’s periodic reports filed with the Securities and Exchange Commission.